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                                                                 Exhibit 10.2(b)

                      SECOND AMENDMENT TO CREDIT AGREEMENT

       THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "AMENDMENT") is entered into as of December 17, 2003, by and among ALLIED CAPITAL CORPORATION, a corporation organized under the laws of the State of Maryland ("BORROWER"}, BANK OF AMERICA, N.A,, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders under the Credit Agreement (hereinafter defined), the Increasing Lenders (hereinafter defined), and Requisite Lenders party hereto.

                                    RECITALS

       A. Borrower, Administrative Agent, and certain other Agents and Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of April 18, 2003, as amended by that certain First Amendment to Credit Agreement dated as of October 6, 2003 (the "CREDIT AGREEMENT"). Unless otherwise indicated herein, all terms used with their initial letter capitalized are used herein with their meaning as defined in the Credit Agreement; all Section references are to Sections in the Credit Agreement; and all Paragraph references are to Paragraphs in this Amendment.

       B. Pursuant to and in accordance with SECTION 2.13, Borrower has requested that the aggregate Commitments under the Credit Agreement be increased to up to $600,000,000.

       C. Subject to and upon the following terms and conditions, (i) certain of the Lenders party to the Credit Agreement immediately prior to giving effect to this Amendment (as more particularly described on Part I of ANNEX A, the "INCREASING EXISTING LENDERS") have agreed to increase their respective commitments to the amounts set forth opposite each Increasing Existing Lender's name on ANNEX B and (ii) each financial institution listed on Part II of ANNEX A (the "NEW LENDERS") have agreed to become a Lender under the Credit Agreement with the respective commitments set forth opposite each such institution's name on ANNEX B (collectively, with the increased commitments described in CLAUSE (i) preceding, the "SUPPLEMENTAL COMMITMENTS"). The Increasing Existing Lenders and the New Lenders are collectively referred to herein as the "INCREASING LENDERS".

       D. Subject to and upon the following terms and conditions, each of the Increasing Lenders has agreed to its Supplemental Commitment, and Administrative Agent has agreed to the addition of each of the New Lenders as a Lender.

       E. Accordingly, in accordance with the requirements of SECTIONS 2.13 and 12.5 and subject to and upon the following terms and conditions, Borrower, Administrative Agent, the Increasing Lenders, and Requisite Lenders are entering into tins Amendment (i) to add each of the New Lenders as a "Lender" with its respective Supplemental Commitment, pursuant to SECTION 2.13 of the Credit Agreement, (ii) to amend SCHEDULE 2 to the Credit Agreement to reflect the Supplemental Commitments of the Increasing Lenders, and (iii) to amend the Credit Agreement to provide for increased rates on Eurodollar Loans and increased LC fees.

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Administrative Agent, the Increasing Lenders, and Requisite Lenders agree, as follows:


                                       1    SECOND AMENDMENT TO CREDIT AGREEMENT
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PARAGRAPH 1. AMENDMENTS TO CREDIT AGREEMENT.

1.1    SUPPLEMENTAL COMMITMENTS AND CONSENT TO NEW LENDERS.

       (a) Pursuant to SECTION 2.l3, effective on and after the Amendment Effective Date (hereinafter defined), (i) each New Lender agrees to be a Lender having the Commitment set forth opposite its name on ANNEX B and
       (ii) each Increasing Existing Lender agrees to increase its Commitment to the amount set forth opposite its name on ANNEX B. Accordingly, each Lender's Commitment Percentage (and to the extent any Letters of Credit are issued and outstanding on the Amendment Effective Date, all participations by Lenders in the LC Subfacility) shall be recalculated to reflect the new proportionate share of the revised total Commitments as stated on ANNEX B. As of the Amendment Effective Date, each New Lender and each Increasing Existing Lender shall be deemed irrevocably and unconditionally to have purchased, without recourse or warranty, an undivided interest and participation in such Letters of Credit in an amount equal to its Commitment Percentage as stated on ANNEX B.

       (b) Borrower shall prepay all Revolving Loans outstanding on the Amendment Effective Date (and pay any additional amounts required to be paid to any Lender pursuant to SECTION 4.5, unless waived by such Lender) to the extent necessary to keep the Revolving Loans ratable with the revised Commitment Percentages arising from the non-ratable increase in the aggregate Commitments pursuant to this PARAGRAPH 1.1. Notwithstanding anything to the contrary set forth in the definition of "Interest Period," Eurodollar Loans made during the thirty day period immediately following the Amendment Effective Date may have durations commencing on the date such Eurodollar Loan is made and ending on the date 7 or 14 days thereafter.

       (c) On the Amendment Effective Date, each New Lender shall be entitled to the rights and benefits and subject to the duties of a Lender under the Loan Documents.

       (d) By execution hereof, Administrative Agent and Borrower consent to the addition of each of the New Lenders as a "LENDER" under the Loan Documents.

1.2    AMENDMENT PROVISIONS.

       (a) SECTION 2.5(a)(ii) is amended to increase the interest rate for Eurodollar Loans by deleting SECTION 2.5(a)(ii) and substituting therefore the following:

              (ii) during such periods as such Revolving Loan is a Eurodollar Loan, the lesser of (A) the sum of the Adjusted Eurodollar Rate for such Revolving Loan for the Interest Period therefor, plus 1.50% and (B) the Maximum Rate.

       (b) SECTION 3.8(e) is amended in its entirety to increase the LC fees, as follows:

              (e) LC Fees. As an inducement for the issuance (including, without limitation, any extension) of each LC, Borrower agrees to pay to LC Issuer (for the account of each Lender) according to each Lender's Commitment Percentage under the Revolving Facility on the day the fee is payable, an issuance fee payable quarterly in arrears for so long as each such LC is outstanding, on the last Business Day of each March, June, September, and December and on the expiry date of the LC. The issuance fee for each LC or any extension thereof shall be in an amount equal to the product of(i)
              (A) 1.50% (calculated on a per annum basis) until, but not including, the second anniversary of the Effective Date or (B) 2.00% (calculated on a per annum basis) on and after the second


                                       2    SECOND AMENDMENT TO CREDIT AGREEMENT

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              anniversary of the Effective Date multiplied by (ii) the average daily undrawn amount of such LC.

1.3 DEFINITIONS AND TERMS. On and after the Amendment Effective Date (hereinafter defined), (i) each reference to "Lender" or "Lenders" in the Credit Agreement and the related Loan Documents shall include each of the New Lenders, and (ii) each reference to SCHEDULE 2 shall be to the REVISED SCHEDULE 2 as set forth on ANNEX B, as the same may hereafter be amended or modified in accordance with the Loan Documents.

1.4 CONFIRMATIONS AND AGREEMENTS OF THE INCREASING LENDERS. Each Increasing Lender (a) confirms that it has received a copy of the Credit Agreement, together with copies of the consolidated balance sheets of Borrower and its Consolidated Subsidiaries most recently delivered under the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, including, without limitation, the transaction contemplated in this PARAGRAPH 1; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement. Furthermore, each New Lender (i) appoints and authorizes Administrative Agent to take such action as "Administrative Agent" on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (ii) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (iii) shall deliver to Administrative Agent any U.S. Internal Revenue Service or other forms required under SECTION 4.6 of the Credit Agreement.

1.5    NOTELESS TRANSACTION. If requested by any Increasing Lender pursuant to
SECTION 2.11(b), Borrower shall execute and deliver to such Increasing Lender a Revolving Note reflecting the Commitment of such Increasing Lender, after giving effect to the Supplemental Commitments contemplated and effected in accordance with PARAGRAPH 1.

PARAGRAPH 2. AMENDMENT EFFECTIVE DATE. This Amendment shall be binding upon the Administrative Agent, Borrower, the Increasing Lenders, and each other Lender on the last day (the "AMENDMENT EFFECTIVE DATE") upon which (a) counterparts of this Amendment shall have been executed and delivered to Administrative Agent by Borrower, Administrative Agent, the Increasing Lenders, and Requisite Lenders (determined immediately prior to the Amendment Effective Date, without giving effect to the Supplemental Commitments or the addition of the New Lenders), or when Administrative Agent shall have received, telecopied, telexed, or other evidence satisfactory to it that all such parties have executed and are delivering to Administrative Agent counterparts thereof; (b) the Revolving Notes (if any have been previously been requested by the Increasing Lenders) are executed by Borrower and delivered in accordance with PARAGRAPH 1.5 hereof; (c) Borrower shall have paid to Administrative Agent (for distribution to the Increasing Lenders) the upfront fee payable to each of the Increasing Lenders in the respective amounts set forth as the "SECOND AMENDMENT UPFRONT FEE" on ANNEX B for each Increasing Lender; (d) Borrower shall have repaid all outstanding Loans, to the extent any such Loans are outstanding (without giving effect to any Loans made after the effectiveness of this Amendment); (e) Borrower shall have delivered to Administrative Agent copies (certified by the Secretary or Assistant Secretary of Borrower) of all corporate action taken by Borrower to authorize the execution, delivery, and performance of this Amendment, and any related Debt incurrence; and (f) Borrower shall have delivered to Administrative Agent an opinion of Sutherland Asbill & Brennan LLP, counsel to Borrower, addressed to Administrative Agent and Lenders, in form and substance reasonably acceptable to Administrative Agent.


                                       3    SECOND AMENDMENT TO CREDIT AGREEMENT


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PARAGRAPH 3. REPRESENTATIONS AND WARRANTIES. As a material inducement to the
Increasing Lenders, the other Lenders, and Administrative Agent to execute and deliver this Amendment, Borrower hereby represents and warrants to the Increasing Lenders, the other Lenders, and Administrative Agent (with the knowledge and intent that such parties are relying upon the same in entering into this Amendment) the following: (a) the representations and warranties in the Credit Agreement and in all other Loan Documents are true and correct on the date hereof in all material respects, as though made on the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate as of such earlier date); (b) no Default or Event of Default exists under the Loan Documents or will exist after giving effect to the transactions contemplated by this Amendment; (c) Borrower has the right and power, and has taken all necessary action to authorize it to borrow under the Credit Agreement, as further amended by this Amendment (the "AMENDED FACILITY");
(d) Borrower has the right and power, and has taken all necessary action to authorize it to execute, deliver, and perform this Amendment in accordance with its terms and to consummate the transaction contemplated hereby; (e) this Amendment has been duly executed and delivered by the duly authorized officers of Borrower, and is a legal, valid, and binding obligation of Borrower, enforceable against it in accordance with its terms; and (f) the execution, delivery and performance of this Amendment in accordance with its terms, and the borrowings under the Amended Facility do not and will not, by the passage of time, the giving of notice, or otherwise: (i) require any Governmental Approval, other than such as have been obtained and are in full force and effect, or violate any Applicable Law (including all Environmental Laws) relating to Borrower or any Subsidiary; (ii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or the bylaws of Borrower or the organizational documents of any Subsidiary, or any indenture, agreement, or other instrument to which Borrower or any Subsidiary is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower or any Subsidiary.

PARAGRAPH 4. MISCELLANEOUS.

4.1 EFFECT ON LOAN DOCUMENTS. The Credit Agreement and all related Loan Documents shall remain unchanged and in full force and effect, except as provided in this Amendment, and are hereby ratified and confirmed. On and after the Amendment Effective Date, all references to the "Credit Agreement" or the "Agreement" shall be to the Credit Agreement as herein amended. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any rights of the Lenders under the Credit Agreement or any Loan Documents, nor constitute a waiver under the Credit Agreement or any other provision of the Loan Documents.

4.2 REFERENCE TO MISCELLANEOUS PROVISIONS. This Amendment and the other documents delivered pursuant to this Amendment are part of the Loan Documents referred to in the Credit Agreement, and the provisions relating to Loan Documents set forth in SECTION 12 are incorporated herein by reference the same as if set forth herein verbatim.

4.3 COSTS AND EXPENSES. Borrower agrees to pay promptly the reasonable fees and expenses of counsel to Administrative Agent for services rendered in connection with the preparation, negotiation, reproduction, execution, and delivery of this Amendment.

4.4 COUNTERPARTS. This Amendment may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes, and all of which constitute, collectively, one agreement; but, in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that all parties execute the same counterpart so long


                                       4    SECOND AMENDMENT TO CREDIT AGREEMENT


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as identical counterparts are executed by Borrower, Administrative Agent, the
Increasing Lenders, and Requisite Lenders.

4.5 ENTIRETY. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

4.6 PARTIES. This Amendment binds and inures to Borrower, Administrative Agent, the Increasing Lenders, the other Lenders, and their respective successors and assigns.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts as of the respective dates indicated on each signature page hereof, but effective as of the Amendment Effective Date.

                  REMAINDER OF THIS PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGE TO FOLLOW.




                                       5    SECOND AMENDMENT TO CREDIT AGREEMENT